Exhibit 99.1

Broadcom Inc. Announces Fourth Quarter and Fiscal Year 2023 Financial Results and Quarterly Dividend

•Revenue of $9,295 million for the fourth quarter, up 4 percent from the prior year period
•Cash from operations of $4,828 million for the fourth quarter, less capital expenditures of $105 million, resulted in $4,723 million of free cash flow, or 51 percent of revenue
•Quarterly common stock dividend increased by 14 percent from the prior quarter to $5.25
•Adjusted EBITDA of $6,048 million for the fourth quarter, or 65 percent of revenue
•Non-GAAP diluted EPS of $11.06 for the fourth quarter; GAAP diluted EPS of $8.25 for the fourth quarter
•Fiscal 2024 annual revenue guidance of approximately $50.0 billion including contribution from VMware, an increase of 40 percent from the prior year period
•Fiscal 2024 annual Adjusted EBITDA guidance of approximately 60 percent of projected revenue (1)

PALO ALTO, Calif. – December 7, 2023 – Broadcom Inc. (Nasdaq: AVGO), a global technology leader that designs, develops and supplies semiconductor and infrastructure software solutions, today reported financial results for its fourth quarter and fiscal year ended October 29, 2023, provided guidance for its fiscal year 2024 and announced its quarterly dividend.

“Broadcom’s fiscal year 2023 revenue grew 8% year-over-year to a record $35.8 billion, driven by investments in accelerators and network connectivity for AI by hyperscalers,” said Hock Tan, President and CEO of Broadcom Inc. “The acquisition of VMware is transformational. In fiscal year 2024 we expect semiconductor to sustain its mid to high single digit revenue growth rate, with the contribution of VMware driving consolidated revenue to $50 billion, and adjusted EBITDA to $30 billion.”

“In fiscal year 2023 we achieved record adjusted EBITDA margin of 65%, generating $17.6 billion in free cash flow or 49% of revenue, demonstrating our stable and diversified business model,” said Kirsten Spears, CFO of Broadcom Inc. “With this transformational acquisition and expected increase in cash flows, we are increasing our quarterly common stock dividend by 14% to $5.25 per share for fiscal year 2024. The target fiscal 2024 annual common stock dividend of $21.00 per share is a record, and the thirteenth consecutive increase in annual dividends since we initiated dividends in fiscal 2011.”

Fourth Quarter Fiscal Year 2023 Financial Highlights

	GAAP			Non-GAAP
(Dollars in millions, except per share data)	Q4 23	Q4 22	Change	Q4 23	Q4 22	Change
Net revenue	$9,295	$8,930	+4%	$9,295	$8,930	+4%
Net income	$3,524	$3,359	+$165	$4,810	$4,544	+$266
Earnings per common share - diluted	$8.25	$7.83	+$0.42	$11.06	$10.45	+$0.61

________________________________
(1) The Company is not readily able to provide a reconciliation of the projected non-GAAP financial information presented to the relevant projected GAAP measure without unreasonable effort.

(Dollars in millions)	Q4 23	Q4 22	Change
Cash flow from operations	$4,828	$4,583	+$245
Adjusted EBITDA	$6,048	$5,722	+$326
Free cash flow	$4,723	$4,461	+$262

Net revenue by segment
(Dollars in millions)	Q4 23		Q4 22		Change
Semiconductor solutions	$7,326	79%	$7,092	79%	+3%
Infrastructure software	1,969	21	1,838	21	+7%
Total net revenue	$9,295	100%	$8,930	100%

The Company’s cash and cash equivalents at the end of the fiscal quarter were $14,189 million, compared to $12,055 million at the end of the prior quarter.

During the fourth fiscal quarter, the Company generated $4,828 million in cash from operations and spent $105 million on capital expenditures.

On September 29, 2023, the Company paid a cash dividend of $4.60 per share, totaling $1,904 million.

The differences between the Company’s GAAP and non-GAAP results are described generally under “Non-GAAP Financial Measures” below, and presented in detail in the financial reconciliation tables attached to this release.

Fiscal Year 2023 Financial Highlights

	GAAP			Non-GAAP
(Dollars in millions, except per share data)	FY 23	FY 22	Change	FY 23	FY 22	Change
Net revenue	$35,819	$33,203	+8%	$35,819	$33,203	+8%
Net income	$14,082	$11,495	+$2,587	$18,378	$16,526	+$1,852
Earnings per common share - diluted	$32.98	$26.53	+$6.45	$42.25	$37.64	+$4.61

(Dollars in millions)	FY 23	FY 22	Change
Cash flow from operations	$18,085	$16,736	+$1,349
Adjusted EBITDA	$23,213	$21,029	+$2,184
Free cash flow	$17,633	$16,312	+$1,321

Net revenue by segment
(Dollars in millions)	FY 23		FY 22		Change
Semiconductor solutions	$28,182	79%	$25,818	78%	+9%
Infrastructure software	7,637	21	7,385	22	+3%
Total net revenue	$35,819	100%	$33,203	100%

Fiscal Year 2024 Business Outlook

Based on current business trends and conditions, the outlook for continuing operations for fiscal year 2024, ending November 3, 2024, including contributions from VMware, is expected to be as follows:

•Fiscal year 2024 revenue guidance of approximately $50.0 billion; and
•Fiscal year 2024 adjusted EBITDA guidance of approximately 60 percent of projected revenue.

The guidance provided above is only an estimate of what the Company believes is realizable as of the date of this release. The Company is not readily able to provide a reconciliation of projected Adjusted EBITDA to projected net income without unreasonable effort. Actual results will vary from the guidance and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Quarterly Dividends

The Company’s Board of Directors has approved a quarterly cash dividend of $5.25 per share. The dividend is payable on December 29, 2023 to stockholders of record at the close of business (5:00 p.m. Eastern Time) on December 20, 2023.

Financial Results Conference Call

Broadcom Inc. will host a conference call to review its financial results for the fourth quarter fiscal year 2023 and to discuss the business outlook, today at 2:00 p.m. Pacific Time.

To Listen via Internet: The conference call can be accessed live online in the Investors section of the Broadcom website at https://investors.broadcom.com/.

To Listen via Telephone: Preregistration is required by the conference call operator. Please preregister at https://register.vevent.com/register/BIacd438722e7946a58b1c10d35c792d79. Upon registering, you will be emailed a link to the dial-in number and unique PIN.

Replay: An audio replay of the conference call can be accessed for one year through the Investors section of Broadcom's website at https://investors.broadcom.com/.

Non-GAAP Financial Measures

The non-GAAP measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release. Broadcom believes non-GAAP financial information provides additional insight into the Company’s on-going performance. Therefore, Broadcom provides this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons.

In addition to GAAP reporting, Broadcom provides investors with net income, operating income, gross margin, operating expenses, cash flow and other data on a non-GAAP basis. This non-GAAP information excludes amortization of acquisition-related intangible assets, stock-based compensation expense, restructuring and other charges, acquisition-related costs, including integration costs, non-GAAP tax reconciling adjustments, and other adjustments. Management does not believe that these items are reflective of the Company’s underlying performance. Internally, these non-GAAP measures are significant measures used by management for purposes of evaluating the core operating performance of the Company, establishing internal budgets, calculating return on investment for development programs and growth initiatives, comparing performance with internal forecasts and targeted business models, strategic planning, evaluating and valuing potential acquisition candidates and how their operations compare to the Company’s operations, and benchmarking performance externally against the Company’s competitors. The exclusion of these and other similar items from Broadcom’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent or unusual.

Free cash flow measures have limitations as they omit certain components of the overall cash flow statement and do not represent the residual cash flow available for discretionary expenditures. Investors should not consider presentation of free cash flow measures as implying that stockholders have any right to such cash. Broadcom’s free cash flow may not be calculated in a manner comparable to similarly named measures used by other companies.

About Broadcom

Broadcom Inc. (NASDAQ: AVGO) is a global technology leader that designs, develops, and supplies a broad range of semiconductor, enterprise software and security solutions. Broadcom’s category-leading product portfolio serves critical markets including cloud, data center, networking, broadband, wireless, storage, industrial, and enterprise software. Our solutions include service provider and enterprise networking and storage, mobile device and broadband connectivity, mainframe, cybersecurity, and private and hybrid cloud infrastructure. Broadcom is a Delaware corporation headquartered in Palo Alto, CA. For more information, go to www.broadcom.com.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning Broadcom. These statements include, but are not limited to, statements that address our expected future business and financial performance, our plans and expectations with regard to our share repurchases, and other statements identified by words such as “will,” “expect,” “believe,” “anticipate,” “estimate,” “should,” “intend,” “plan,” “potential,” “predict,” “project,” “aim,” and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of Broadcom’s management, as well as assumptions made by and information currently available to such management, current market trends and market conditions and involve risks and uncertainties, many of which are outside the control of Broadcom and its management, that may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements.

Particular uncertainties that could materially affect future results include risks associated with: global economic conditions and concerns; government regulations and administrative proceedings, trade restrictions and trade tensions; global political and economic conditions; our acquisition of VMware, Inc., including employee retention, unexpected costs, charges or expenses, and our ability to successfully integrate VMware’s business and realize the expected benefits; any acquisitions we may make, including our acquisition of VMware, such as delays, challenges and expenses associated with receiving governmental and regulatory approvals and satisfying other closing conditions, and with integrating acquired businesses with our existing businesses and our ability to achieve the benefits, growth prospects and synergies expected by such acquisitions; dependence on and risks associated with distributors and resellers of our products; our significant indebtedness and the need to generate sufficient cash flows to service and repay such debt; dependence on senior management and our ability to attract and retain qualified personnel; our ability to protect against cyber security threats and a breach of security systems; cyclicality in the semiconductor industry or in our target markets; any loss of our significant customers and fluctuations in the timing and volume of significant customer demand; our dependence on contract manufacturing and outsourced supply chain; our dependency on a limited number of suppliers; our ability to accurately estimate customers’ demand and adjust our manufacturing and supply chain accordingly; our ability to continue achieving design wins with our customers, as well as the timing of any design wins; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities, warehouses or other significant operations; our ability to improve our manufacturing efficiency and quality; involvement in legal proceedings; demand for our data center virtualization products; customer and market acceptance of our products and services; compatibility of our software products with operating environments, platforms or third-party products; our ability to enter into satisfactory software license agreements; availability of third-party software used in our products; use of open source software in our products; ability of our software products to manage and secure IT infrastructures and environments; sales to government customers; our ability to manage products and services lifecycles; quarterly and annual fluctuations in operating results; our competitive performance; our ability to maintain or improve gross margin; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; any expenses or reputational damage associated with resolving customer product warranty and indemnification claims, or other undetected defects or bugs; our ability to sell to new types of customers and to keep pace with technological advances; our compliance with privacy and data security laws; the amount and frequency of our share repurchase programs; fluctuations in foreign exchange rates; our provision for income taxes and overall cash tax costs, legislation that may impact our overall cash tax costs, our ability to maintain tax concessions in certain jurisdictions and potential tax liabilities as a result of acquiring VMware; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature. We are not obligated to repurchase any specific amount of shares of common stock, and the stock repurchase programs may be suspended or terminated at any time.

Our filings with the SEC, which you may obtain for free at the SEC’s website at http://www.sec.gov, discuss some of the important risk factors that may affect our business, results of operations and financial condition. Actual results may vary from the estimates provided. We undertake no intent or obligation to publicly update or revise any of the estimates and other forward-looking statements made in this announcement, whether as a result of new information, future events or otherwise, except as required by law.

Contact:
Ji Yoo
Broadcom Inc.
Investor Relations
650-427-6000
investor.relations@broadcom.com

(AVGO-Q)

BROADCOM INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS — UNAUDITED
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended			Fiscal Year Ended
	October 29, 2023	July 30, 2023	October 30, 2022	October 29, 2023	October 30, 2022

Net revenue	$9,295	$8,876	$8,930	$35,819	$33,203
Cost of revenue:
Cost of revenue	2,449	2,272	2,298	9,272	8,256
Amortization of acquisition-related intangible assets	438	439	705	1,853	2,847
Restructuring charges	1	1	1	4	5
Total cost of revenue	2,888	2,712	3,004	11,129	11,108
Gross margin	6,407	6,164	5,926	24,690	22,095
Research and development	1,388	1,358	1,197	5,253	4,919
Selling, general and administrative	418	388	370	1,592	1,382
Amortization of acquisition-related intangible assets	348	350	358	1,394	1,512
Restructuring and other charges	13	212	15	244	57
Total operating expenses	2,167	2,308	1,940	8,483	7,870
Operating income	4,240	3,856	3,986	16,207	14,225
Interest expense	(405)	(406)	(406)	(1,622)	(1,737)
Other income (expense), net	132	124	40	512	(54)
Income before income taxes	3,967	3,574	3,620	15,097	12,434
Provision for income taxes	443	271	261	1,015	939
Net income	3,524	3,303	3,359	14,082	11,495
Dividends on preferred stock	—	—	(48)	—	(272)
Net income attributable to common stock	$3,524	$3,303	$3,311	$14,082	$11,223

Net income per share attributable to common stock:
Basic	$8.53	$8.00	$8.06	$33.93	$27.44
Diluted (1)	$8.25	$7.74	$7.83	$32.98	$26.53

Weighted-average shares used in per share calculations:
Basic	413	413	411	415	409
Diluted (1)	427	427	429	427	423

Stock-based compensation expense:
Cost of revenue	$62	$61	$38	$210	$147
Research and development	448	444	260	1,513	1,048
Selling, general and administrative	128	124	89	448	338
Total stock-based compensation expense	$638	$629	$387	$2,171	$1,533

(1) Excludes the potentially dilutive effect of Mandatory Convertible Preferred Stock as the impact was antidilutive for the fiscal year ended October 30, 2022. All outstanding shares of Mandatory Convertible Preferred Stock were converted into our common stock during the fiscal quarter ended October 30, 2022.

BROADCOM INC.
FINANCIAL RECONCILIATION: GAAP TO NON-GAAP — UNAUDITED
(IN MILLIONS)

	Fiscal Quarter Ended			Fiscal Year Ended
	October 29, 2023	July 30, 2023	October 30, 2022	October 29, 2023	October 30, 2022

Gross margin on GAAP basis	$6,407	$6,164	$5,926	$24,690	$22,095
Amortization of acquisition-related intangible assets	438	439	705	1,853	2,847
Stock-based compensation expense	62	61	38	210	147
Restructuring charges	1	1	1	4	5
Acquisition-related costs	—	—	3	—	13
Gross margin on non-GAAP basis	$6,908	$6,665	$6,673	$26,757	$25,107

Research and development on GAAP basis	$1,388	$1,358	$1,197	$5,253	$4,919
Stock-based compensation expense	448	444	260	1,513	1,048
Acquisition-related costs	—	1	—	—	—
Research and development on non-GAAP basis	$940	$913	$937	$3,740	$3,871

Selling, general and administrative expense on GAAP basis	$418	$388	$370	$1,592	$1,382
Stock-based compensation expense	128	124	89	448	338
Acquisition-related costs	69	48	45	252	102
Selling, general and administrative expense on non-GAAP basis	$221	$216	$236	$892	$942

Total operating expenses on GAAP basis	$2,167	$2,308	$1,940	$8,483	$7,870
Amortization of acquisition-related intangible assets	348	350	358	1,394	1,512
Stock-based compensation expense	576	568	349	1,961	1,386
Restructuring and other charges	13	212	15	244	57
Acquisition-related costs	69	49	45	252	102
Total operating expenses on non-GAAP basis	$1,161	$1,129	$1,173	$4,632	$4,813

Operating income on GAAP basis	$4,240	$3,856	$3,986	$16,207	$14,225
Amortization of acquisition-related intangible assets	786	789	1,063	3,247	4,359
Stock-based compensation expense	638	629	387	2,171	1,533
Restructuring and other charges	14	213	16	248	62
Acquisition-related costs	69	49	48	252	115
Operating income on non-GAAP basis	$5,747	$5,536	$5,500	$22,125	$20,294

Interest expense on GAAP basis	$(405)	$(406)	$(406)	$(1,622)	$(1,737)
Loss on debt extinguishment	—	—	—	—	112
Interest expense on non-GAAP basis	$(405)	$(406)	$(406)	$(1,622)	$(1,625)

Other income (expense), net on GAAP basis	$132	$124	$40	$512	$(54)
(Gains) losses on investments	24	(2)	29	(11)	169
Other	(1)	—	—	(1)	(5)
Other income, net on non-GAAP basis	$155	$122	$69	$500	$110

Provision for income taxes on GAAP basis	$443	$271	$261	$1,015	$939
Non-GAAP tax reconciling adjustments	244	385	358	1,610	1,314
Provision for income taxes on non-GAAP basis	$687	$656	$619	$2,625	$2,253

	Fiscal Quarter Ended			Fiscal Year Ended
	October 29, 2023	July 30, 2023	October 30, 2022	October 29, 2023	October 30, 2022

Net income on GAAP basis	$3,524	$3,303	$3,359	$14,082	$11,495
Amortization of acquisition-related intangible assets	786	789	1,063	3,247	4,359
Stock-based compensation expense	638	629	387	2,171	1,533
Restructuring and other charges	14	213	16	248	62
Acquisition-related costs	69	49	48	252	115
Loss on debt extinguishment	—	—	—	—	112
(Gains) losses on investments	24	(2)	29	(11)	169
Other	(1)	—	—	(1)	(5)
Non-GAAP tax reconciling adjustments	(244)	(385)	(358)	(1,610)	(1,314)
Net income on non-GAAP basis	$4,810	$4,596	$4,544	$18,378	$16,526

Weighted-average shares used in per share calculations - diluted on GAAP basis	427	427	429	427	423
Non-GAAP adjustment (1)	8	9	6	8	16
Weighted-average shares used in per share calculations - diluted on non-GAAP basis	435	436	435	435	439

Net income on non-GAAP basis	$4,810	$4,596	$4,544	$18,378	$16,526
Interest expense	405	406	406	1,622	1,625
Provision for income taxes on non-GAAP basis	687	656	619	2,625	2,253
Depreciation	124	122	129	502	529
Amortization of purchased intangibles and right-of-use assets	22	21	24	86	96
Adjusted EBITDA	$6,048	$5,801	$5,722	$23,213	$21,029

Net cash provided by operating activities	$4,828	$4,719	$4,583	$18,085	$16,736
Purchases of property, plant and equipment	(105)	(122)	(122)	(452)	(424)
Free cash flow	$4,723	$4,597	$4,461	$17,633	$16,312

Fiscal Year Ending
November 3,
Expected average diluted share count (2):	2024

Weighted-average shares used in per share calculation - diluted on GAAP basis	480
Non-GAAP adjustment (1)	14
Weighted-average shares used in per share calculation - diluted on non-GAAP basis	494

(1) Non-GAAP adjustment for the number of shares used in the diluted per share calculations excludes the impact of stock-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method. In addition, the non-GAAP adjustment includes the impact of Mandatory Convertible Preferred Stock that is antidilutive on a GAAP basis for the fiscal year ended October 30, 2022.
(2) Excludes the effects of potential share repurchases.

BROADCOM INC.
CONDENSED CONSOLIDATED BALANCE SHEETS — UNAUDITED
(IN MILLIONS)

	October 29, 2023	October 30, 2022

ASSETS
Current assets:
Cash and cash equivalents	$14,189	$12,416
Trade accounts receivable, net	3,154	2,958
Inventory	1,898	1,925
Other current assets	1,606	1,205
Total current assets	20,847	18,504
Long-term assets:
Property, plant and equipment, net	2,154	2,223
Goodwill	43,653	43,614
Intangible assets, net	3,867	7,111
Other long-term assets	2,340	1,797
Total assets	$72,861	$73,249

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,210	$998
Employee compensation and benefits	935	1,202
Current portion of long-term debt	1,608	440
Other current liabilities	3,652	4,412
Total current liabilities	7,405	7,052
Long-term liabilities:
Long-term debt	37,621	39,075
Other long-term liabilities	3,847	4,413
Total liabilities	48,873	50,540

Stockholders' equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	21,099	21,159
Retained earnings	2,682	1,604
Accumulated other comprehensive income (loss)	207	(54)
Total stockholders' equity	23,988	22,709
Total liabilities and equity	$72,861	$73,249

BROADCOM INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(IN MILLIONS)

	Fiscal Quarter Ended			Fiscal Year Ended
	October 29, 2023	July 30, 2023	October 30, 2022	October 29, 2023	October 30, 2022

Cash flows from operating activities:
Net income	$3,524	$3,303	$3,359	$14,082	$11,495
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible and right-of-use assets	808	810	1,087	3,333	4,455
Depreciation	124	122	129	502	529
Stock-based compensation	638	629	387	2,171	1,533
Deferred taxes and other non-cash taxes	639	(251)	(89)	(501)	(34)
Loss on debt extinguishment	—	—	—	—	100
Non-cash interest expense	34	33	32	132	129
Other	27	—	31	9	183
Changes in assets and liabilities, net of acquisitions and disposals:
Trade accounts receivable, net	(231)	135	(241)	(187)	(870)
Inventory	(56)	44	(87)	27	(627)
Accounts payable	215	188	304	209	(79)
Employee compensation and benefits	103	184	128	(279)	136
Other current assets and current liabilities	(694)	(339)	(388)	(628)	222
Other long-term assets and long-term liabilities	(303)	(139)	(69)	(785)	(436)
Net cash provided by operating activities	4,828	4,719	4,583	18,085	16,736
Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	(36)	(17)	(7)	(53)	(246)
Purchases of property, plant and equipment	(105)	(122)	(122)	(452)	(424)
Purchases of investments	(58)	(91)	—	(346)	(200)
Sales of investments	154	74	—	228	200
Other	(79)	12	1	(66)	3
Net cash used in investing activities	(124)	(144)	(128)	(689)	(667)
Cash flows from financing activities:
Proceeds from long-term borrowings	—	—	—	—	1,935
Payments on debt obligations	(143)	—	(9)	(403)	(2,361)
Payments of dividends	(1,904)	(1,901)	(1,782)	(7,645)	(7,032)
Repurchases of common stock - repurchase program	(123)	(1,707)	—	(5,824)	(7,000)
Shares repurchased for tax withholdings on vesting of equity awards	(454)	(460)	(274)	(1,861)	(1,455)
Issuance of common stock	59	—	54	122	114
Other	(5)	(5)	(5)	(12)	(17)
Net cash used in financing activities	(2,570)	(4,073)	(2,016)	(15,623)	(15,816)

Net change in cash and cash equivalents	2,134	502	2,439	1,773	253
Cash and cash equivalents at beginning of period	12,055	11,553	9,977	12,416	12,163
Cash and cash equivalents at end of period	$14,189	$12,055	$12,416	$14,189	$12,416

Supplemental disclosure of cash flow information:
Cash paid for interest	$397	$348	$397	$1,503	$1,386
Cash paid for income taxes	$191	$427	$251	$1,782	$908